Exhibit 3.10

APPLICANT’S ACC’T NO. DSCB:BCL-204 (Rev. 8-72) Filing Fee: $75 AIB-7 Articles of Incorporation- Domestic Business Corporation	3-1-78:37 71	Filed this 21st day of ____ August, 1978. Commonwealth of Pennsylvania Department of State /s/ Barton A Fields Secretary of the Commonwealth
(Line for numbering) 673587 COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU
as (Box for Certification)

In compliance with the requirements of section 204 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P.S. §1204) the undersigned, desiring to be incorporated as a business corporation, hereby certifies (certify) that:

1. The name of the Corporation is

G & R Specialties, Inc.

2. The location and post office address of the initial registered office of the corporation in this Commonwealth is:

1041 Sunset Drive
(NUMBER)	(STREET)

Berwick Pennsylvania 18603
(CITY)	(ZIP CODE)

3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:

To have unlimited power engaged in and to do any lawful act and to conduct any or all lawful business for which a corporation may be incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania, Act of May 5, 1933, P.L. 364, as amended.

4. The term for which the corporation id to exist is: perpetual

5. The aggregate number of shares which the corporation shall have the authority to issue is:

1,000 shares no par value

6. The name(s) and post office address(es) of each incorporator(s) and the number and class is shares subscribed by such incorporation(s) is (are):

NAME	ADDRESS (Including street number, if any)	NUMBER AND CLASS OF SHARES

Ralph P. Friedman	411 Longfellow Road	1
	Wyncote, PA 19095

IN TESTIMONY WHEREOF, the incorporation(s) has (have) signed and sealed these Articles of Incorporation this 16 day of August, 1978.

(SEAL)	/s/ Ralph Friedman	(SEAL)

(SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM:

A.	For general instructions relating to the incorporation of business corporations see 19 Pa. Code Ch. 35 (relating to business corporations generally) These instructions relate to such matters as corporate name, stated purposes, term of existence, authorized share structure and related authority of board of directors, inclusion of names of first directors in the Articles of incorporation, optional provisions on cumulative voting for election of directors, etc.

B.	One or more corporations or natural persons of full age may incorporate a business corporation.

C.	Optional provisions required or authorized by law may be added as Paragraphs 7,8,9…etc.

D.	The following shall accompany this form:

(1)	Three copies of Form DSCB: BCL-206 (Registry Statement Domestic or Foreign Business Corporation).

(2)	Any necessary copies of Form DSCB: 17.2 (Consent to Appropriation of Name) or Form DSCB: 17.3 (Consent to Use of Similar Name).

(3)	Any necessary governmental approvals.

E.	BCL §205 (15 Pa. S. §1205) requires that the incorporators shall advertise their intention to file or the corporation shall advertise the filing of articles of incorporation. Proofs of publication of such advertising should not be delivered to the Department; they should be filed with the minutes of the corporation.

WHEREAS, Under the provisions of the Business Corporation Law, approved the 5th day of May, Anno Domini one thousand nine hundred and thirty-three, P. L. 364, as amended, the Department of State is authorized and required to issue a

CERTIFICATE OF INCORPORATION

evidencing the incorporation of a business corporation organized under the terms of that law, and

WHEREAS, The stipulations and conditions of that law have bier fully complied with by the persons desiring to incorporate as

G & B SPECIALTIES, INC.

THEREFORE, KNOW YE, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, create, erect, and incorporate the incorporators of and the subscribers to the shares of the proposed corporation named above, their associates and successors, and also those who may thereafter become subscribers or holders of the shares of such corporation, into a body politic and corporate in deed and in law by the name chosen hereinbefore specified, which shall exist perpetually and shall be invested with and have and enjoy all the powers, privileges, an franchises incident to a business corporation and be subject to all the duties, requirements, and restrictions specified and enjoined in and by the Business Corporation Law and all other applicable laws of this Commonwealth.

GIVEN	under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 21st day of August in the year of our Lord one thousand nine hundred and seventy-eight and of the Commonwealth the two hundred and third

/s/ [illegible]
Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE

BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

Statement or Certificate of Change of Registered Office (15 Pa. C.S.) for

(check one):

☒ Domestic Business Corporation (§ 1507)

☐ Foreign Business Corporation (§ 4144)

☐ Domestic Nonprofit Corporation (§ 5507)

☐ Foreign Nonprofit Corporation (§ 6144)

☐Domestic Limited Partnership (§ 8506)

☐ Domestic Limited Liability Company (§8906)

Name	Document will be returned to the name and address you enter to the left.
Corporation Service Company
717576-005/s/

Fee: $70

In compliance with the requirements of the applicable provisions of 15 Pa. C.S. (relating to change of registered office), the undersigned corporation, limited partnership or limited liability company, desiring to effect a change of registered office, hereby states that:

1. The name is: G & B SPECIALTIES, INC

2. The (a) address of its current register office in this Commonwealth or (b) name of its current commercial registered office provider and the county of venue is
(a) Number and street	City	State	Zip	County
1041 SUNSET DR	BERWICK	PA	18603	Columbia
c/o:
Name of Commercial Registered Office Provider				County

3. New address. Complete part (a) or (b):
(a) The address in this Commonwealth to which the registered office of the corporation, limited partnership or limited liability company is to be changed is:
Number and street	City	State	Zip	County
(b) The registered office of the corporation, limited partnership or limited liability company shall be provided by:
c/o: Corporation Service Company				Dauphin
Name of Commercial Registered Office Provider				County

4. For Corporations only: Such change was authorized by the Board of Directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned has caused this Statement of Change of Registered Office to be signed by a duly authorized officer thereof this
21st day of March, 2011

G & B SPECIALTIES, INC.
Name of Corporation/Limited Partnership/

/s/ [illegible]
Signature

VP & Secretary
Title